UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2013

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Sidney J. Feltenstein as a Director

On November 13, 2013, the Board of Directors of Tutor Perini Corporation (the “Company”) elected Sidney J. Feltenstein as a director of the Company to fill the vacancy created by the death of Robert L. Miller in August of 2013.  Mr. Feltenstein’s term expires at the 2014 annual meeting of shareholders.   Mr. Feltenstein will not serve on any committee that is reserved for independent directors.

Mr. Feltenstein was nominated by Ronald N. Tutor, the Company’s Chief Executive Officer and Chairman of the Board, pursuant to Mr. Tutor’s rights under a Shareholders Agreement by and among the Company and certain of its shareholders, dated April 2, 2008, as amended on September 17, 2010, June 2, 2011 and September 13, 2011, pursuant to which Mr. Tutor has the right to designate one nominee so long as he maintains a certain ownership percentage in the Company. Mr. Feltenstein is Mr. Tutor’s father-in-law.

Mr. Feltenstein’s compensation will be similar to other non-employee directors of the Company, which consists of an annual retainer of $80,000, payable in cash or common stock at the director’s option, plus shares of the Company’s stock with a total market value of $150,000 (based on the fair market value of the Company’s common stock on the New York Stock Exchange on the date the shares are granted).

Mr. Feltenstein is the Senior Operating Partner of Sentinel Capital Partners. He is the retired chairman and CEO of Yorkshire Global Restaurants, Inc., the holding company for A&W Restaurants and Long John Silver’s, which he founded in 1994. Prior to creating Yorkshire Global Restaurants, Mr. Feltenstein spent 19 years with Dunkin’ Donuts in both operations and marketing, the last 12 of which he spent as chief marketing officer. In 1992 he left Dunkin’ Donuts to become executive vice president of worldwide marketing for Burger King Corporation. Mr. Feltenstein serves as a director of Focus Brands, Arby’s Inc., Wingstop Inc., and Huddle House Inc., all of which are privately held companies. In addition, he is a trustee of Boston University from which he received a Bachelor of Arts degree, The Health Store Foundation and One Family Health, all of which are non-profit organizations. Mr. Feltenstein is a past chairman of the International Franchise Association (IFA) and a former chairman of the IFA Educational Foundation. He is also a member of the IFA Hall of Fame and a past recipient of the IFA’s Entrepreneur of the Year Award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: November 19, 2013	By:	/s/Michael J. Kershaw
Michael J. Kershaw
Executive Vice President and Chief Financial Officer